Energy Systems North East, LLC
Income Statement
For the Period from April 1, 2001 to September 30, 2001
(Unaudited)

Revenue - Merchant Operation                                                $ 68,492
Expenses - Merchant Operation                                                 31,779
                                                                      ---------------

Margin - Merchant Operation                                                   36,713
                                                                      ---------------

Revenue - Tolling Operation                                               10,457,877
Expenses - Tolling Operation                                               8,230,230
                                                                      ---------------

Margin - Tolling Operation                                                 2,227,647
                                                                      ---------------

Revenue - Steam Generation                                                   853,265
Expenses - Steam Generation                                                  539,320
                                                                      ---------------

Margin - Steam Generation                                                    313,945
                                                                      ---------------

Capacity Revenue                                                             773,299
                                                                      ---------------

Total Margin                                                               3,351,604
                                                                      ---------------

Operation Expenses:
Depreciation and Amortization                                                456,614
Labor and Benefits                                                           319,437
Utilities                                                                    227,607
Operating Fee                                                                125,000
Other                                                                        352,103
                                                                      ---------------

                                                                           1,480,761
                                                                      ---------------

Operating Income                                                           1,870,843

Interest Income                                                               29,484
Interest Expense                                                             695,112
                                                                      ---------------

Net Income                                                                $1,205,215
                                                                      ===============

Energy Systems North East, LLC
Balance Sheet
September 30, 2001
(Unaudited)

Assets
Current Assets
Cash and Cash Equivalents                                                 $ 4,760,029
Accounts Receivable                                                         1,172,999
                                                                    ------------------
                                                                            5,933,028
                                                                    ------------------

Property, Plant & Equipment                                                21,550,982
Less: Accumulated Depreciation                                               (452,968)
                                                                    ------------------
                                                                           21,098,014
                                                                    ------------------

Other Assets
Prepaid Expenses                                                              359,616
Other Assets                                                                  581,354
                                                                    ------------------
                                                                              940,970
                                                                    ------------------

                                                                    ------------------
Total Assets                                                              $27,972,012
                                                                    ==================

Liabilities & Equity
Current Liabilities
Accounts Payables                                                         $ 2,071,686
Accrued Interest                                                              695,111
                                                                    ------------------
                                                                            2,766,797
                                                                    ------------------

Long-Term Liabilities
Long-Term Notes Payable                                                    23,000,000

Equity
Beginning Equity                                                            1,000,000
Retained Earnings                                                           1,205,215
                                                                    ------------------
                                                                            2,205,215
                                                                    ------------------

                                                                    ------------------
Total Liabilities & Equity                                                $27,972,012
                                                                    ==================

Energy Systems North East, LLC
Statement of Cash Flows
For the Period from April 1, 2001 to September 30, 2001
(Unaudited)

Cash Flows from Operating Activities:
Net Income (Loss)                                                               $1,205,215
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
              Depreciation and Amortization                                        456,614
              Change in:
              Accounts Receivable                                               (1,172,999)
              Prepaid Expenses                                                    (359,616)
              Other Assets                                                        (409,999)
              Accounts Payable                                                   2,071,686
              Accrued Interest                                                     695,111
                                                                           ----------------

                          Net cash provided by operating activities              2,486,012
                                                                           ----------------

Cash Flows from Investing Activities:
Capital expenditures                                                           (21,725,983)

                                                                           ----------------
                          Net cash used in investing activities                (21,725,983)
                                                                           ----------------

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt                                        23,000,000
Capital contributions from partners                                              1,000,000

                                                                           ----------------
                          Net cash provided by financing activities             24,000,000
                                                                           ----------------

Net Increase (Decrease) in Cash and Cash Equivalents                             4,760,029
Cash, April 1, 2001                                                                      -
                                                                           ----------------
Cash, September 30, 2001                                                        $4,760,029
                                                                           ================